Exhibit 10.2

Execution Version

WAIVER, CONSENT, AMENDMENT AND ASSIGNMENT AGREEMENT

This WAIVER, CONSENT, AMENDMENT AND ASSIGNMENT AGREEMENT, dated as of January 13, 2026 (this “Agreement”), among LANTERIS SPACE LLC (f/k/a Maxar Space, LLC), a Delaware limited liability company as seller and as servicer (the “Seller”), VANTOR PARENT INC. (f/k/a Maxar Technologies Inc.), a Delaware corporation, as assignor and existing guarantor (the “Assignor Guarantor”), INTUITIVE MACHINES, LLC, a Delaware limited liability company, as assignee and new guarantor (the “Assignee Guarantor”) and ING Belgium NV/SA, a credit institution formed under the laws of Belgium (the “Purchaser”, and, together with the Seller, the Assignor Guarantor and the Assignee Guarantor, the “Parties” and each, a “Party”). Unless otherwise indicated, all capitalized terms used herein without definition shall have the meanings given to such terms in the A&R RPA (as defined below).

RECITALS

WHEREAS, reference is made to the Amended and Restated Limited Recourse Receivables Purchase Agreement, dated as of December 1, 2023 (as amended by that certain Omnibus Amendment dated as of May 21, 2024 among the Seller, the Assignor Guarantor and the Purchaser, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “A&R RPA”), among, inter alios, the Seller, the Assignor Guarantor, ING Bank, N.V., a credit institution formed under the laws of the Netherlands, and the Purchaser;

WHEREAS, pursuant to that certain Membership Interest Purchase Agreement, dated as of November 3, 2025, by and among (i) Intuitive Machines, Inc., a Delaware corporation, (ii) the Assignee Guarantor, (iii) Vantor Holdings Inc., a Delaware corporation, (iv) Galileo Topco, Inc., a Delaware corporation and (v) Lanteris Space Holdings LLC, a Delaware limited liability company, pursuant to which, among other things, the Assignee Guarantor will, directly or indirectly, acquire all of the issued and outstanding equity of Seller in accordance with the terms thereof (the “Proposed Transaction”);

WHEREAS, the Proposed Transaction constitutes a Change of Control with respect to the Seller, pursuant to the terms of the A&R RPA;

WHEREAS, pursuant to the terms of the A&R RPA, a Change of Control with respect to the Seller constitutes an Event of Default and a Repurchase Event under the A&R RPA;

WHEREAS, the Seller and the Assignor Guarantor request that the Purchaser provide its consent to the Proposed Transaction and to such Change of Control, and waive any and all Defaults, Events of Default and/or Repurchase Events resulting from such Change of Control (collectively, the “Specified Defaults”) pursuant to the terms of the A&R RPA, and the Purchaser wishes to provide its consent and waiver thereto;

WHEREAS, the Assignor Guarantor wishes to assign to the Assignee Guarantor all of the Assignor Guarantor’s rights, title and interest in and to, and obligations (collectively, the “Assigned Interest”) under the A&R RPA, the Guarantee and all other Transaction Documents to which the Assignor Guarantor is a party as of the date hereof (collectively, the “Assigned Agreements”), and the Assignee Guarantor wishes to assume from the Assignor Guarantor the Assignor Guarantor’s Assigned Interest (the “Assignment”);

WHEREAS, the Seller, the Assignor Guarantor and the Assignee Guarantor request that the Purchaser provide its consent to the Assignment;

WHEREAS, the Purchaser is willing to consent to the foregoing requests of the Seller, the Assignor Guarantor and the Assignee Guarantor subject to the terms herein; and

WHEREAS, the Parties (other than the Assignor Guarantor) wish to further amend the A&R RPA as provided herein.

NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein set forth, the parties agree as follows:

Section 1. Consent and Waiver.

(a)

The Purchaser hereby (i) consents to (x) the Proposed Transaction and the Change of Control relating to the Seller in connection therewith and (y) the Assignment, (ii) waives the Specified Defaults, and (iii) agrees the Proposed Transaction and resulting Change of Control of Seller shall not constitute a Repurchase Event under the A&R RPA. The consents and waiver of the Purchaser under this Section 1 are referred to herein as this “Consent and Waiver.”

(b)	This Consent and Waiver is granted subject to the following conditions:

(i)	the Purchaser shall have received from each of the Parties hereto a counterpart of this Agreement duly executed and delivered on behalf of such Party; and

(ii)

the Purchaser shall have received a customary secretary’s certificate of the Assignee Guarantor certifying resolutions or other action authorizing its entry into this Agreement and the related Transaction Documents, its organizational documents, incumbency and such other matters as the Purchaser may reasonably request relating to the organization, existence and good standing of the Assignee Guarantor and any other legal matters relating to the Assignee Guarantor, the Transaction Documents or the transactions contemplated thereby.

Section 2. Assignment. Effective as of the date hereof:

(a)

the Assignor Guarantor hereby assigns and transfers to the Assignee Guarantor, and the Assignee Guarantor hereby accepts and assumes from the Assignor Guarantor, all of the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty;

(b)

(i) the Assignee Guarantor shall be a party to the Assigned Agreements and shall have the same rights and obligations of the Assignor Guarantor thereunder and the Assignee Guarantor agrees, for the benefit of the Assignor Guarantor, Seller and the Purchaser (as applicable), that the Assignee Guarantor will, from and after the date hereof, perform, observe and be bound by all of the obligations applicable to the Assignor Guarantor under the Assigned Agreements and (ii) the Assignor Guarantor shall relinquish its rights and be released from its obligations under the Assigned Agreements; and

(c)	each reference to “Guarantor” (or any other reference purporting to apply to the Assignor Guarantor) in each of the Assigned Agreements shall be deemed to be a reference to the Assignee Guarantor.

Section 3. Amendment.

(a)	The following is added to Subsection 5.2 [Servicing Procedures] of the A&R RPA as the new subparagraph (e) thereof:

“Notwithstanding anything to the contrary herein, the Servicer agrees that, from and after March 31, 2026 through the termination of this Agreement in accordance with the terms hereof, the Servicer shall maintain a minimum balance of $4,000,000.00 (or such other lesser amount as instructed by the Purchaser from time to time in its sole discretion) (the “Deposit Amount”) in the Pledged Account with account number 4451879747 (the “US Pledged Account”) at all times. The Deposit Amount shall be held in the US Pledged Account for the account of the Seller and shall be repaid to the Seller upon termination of this Agreement.”

(b)	Subsection 8.1(d) [Seller and Guarantor Events of Default] of the A&R RPA is deleted in its entirety and replaced with the following:

If either of the Seller or the Guarantor, or both, fail to observe or perform any term, covenant or agreement herein or under a Transaction Document to which it is a party on its part to be observed or performed including, in the case of the Guarantor, the Guarantee, and, if such failure is capable of being remedied, such failure remains unremedied for thirty (30) days after such failure to observe or perform, except in the event of the failure by the Servicer to transfer amounts in accordance with Section 3.3, Section 5.2(a) and Section 5.2(e) (as applicable), in which case such failure remains unremedied for five (5) Business Days.

(c)

For the avoidance of doubt, this Section 3 and the amendment to the A&R RPA contemplated thereby, will come into effect after consummation of the Assignment and will only apply to the Parties other than the Assignor Guarantor.

Section 4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 5. Severability. Any provisions of this Agreement that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6. Counterparts. This Agreement may be signed by the parties hereto on separate counterpart pages, each of which will be deemed an original and all of which together will constitute one instrument.

Section 7. Headings. Section headings in this Agreement are included for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 8. Reference to and Effect on the Transaction Documents.

(a)

Upon the effectiveness of this Agreement, on and after the date hereof, each reference in the A&R RPA or the Guarantee, as applicable, to (i) “this Agreement,” “this Guarantee,” “hereunder,” “hereof,” “herein” and words of like import, and (ii) such words or words of like import in each reference in the other Transaction Documents, shall mean and be a reference to the A&R RPA, the Guarantee or any other Transaction Document, as applicable, as amended hereby.

(b)

Except as specifically amended hereby, all of the terms and provisions of the A&R RPA or the Guarantee, as applicable, and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)

The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as an amendment to any right, power or remedy of the Purchaser under any of the Transaction Documents, or constitute an amendment to any provision of any of the Transaction Documents.

(d)	This Agreement shall, upon becoming effective, be deemed to be a Transaction Document for all purposes.

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

LANTERIS SPACE LLC, as Seller

By:	/s/ Quincy Stott
Name:	Quincy Stott
Title:	Secretary

VANTOR PARENT INC., as Assignor Guarantor

By:	/s/ Matt Santangelo
Name:	Matt Santangelo
Title:	Chief Financial Officer

INTUITIVE MACHINES, LLC, as Assignee Guarantor

By: Intuitive Machines, Inc., its manager

By:	/s/ Stephen Altemus
Name:	Stephen Altemus
Title:	President and Chief Executive Officer

[Consent, Waiver and Assignment – Signature Page]

ING BELGIUM NV/SA, as Purchaser

By:	/s/ Helene Cheung
Name:	Helene Cheung
Title:	Director

By:	/s/ Gert Sonck
Name:	Gert Sonck
Title:	Managing Director

[Consent, Waiver and Assignment – Signature Page]